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                         CONSULTING SERVICES AGREEMENT


This agreement is made as of the 11/th/ day of November, 1996, by and between Burton Technology Partners, Ltd. ("BTP") and Banyan Systems Incorporated (the "Client").

I.   BTP'S SERVICES

     During the term of this Agreement, BTP will provide nonexclusive consulting and related services to the Client as an independent contractor. Such services will be performed by John F. Burton unless otherwise agreed by the parties.

II.  TERM OF THE AGREEMENT

     This agreement will be for an initial term of six months commencing on October 21, 1996. This agreement shall automatically renew for successive renewal terms of three months. Notwithstanding the preceding, either party may cancel this agreement upon written notice to the other party with immediate effect, or on such later date as is specified in such notice.

III. COMPENSATION AND COSTS

     A. BASE FEE. As compensation for its services under this agreement, Client will pay BTP a fee of $2,000 per day. Part days will be billed to client on a prorated basis. Fees will be due and payable within ten (10) days of receipt of invoice(s) from BTP.

     B. EXPENSES. Client will also reimburse BTP for all reasonable travel, living, communication and entertainment expenses incurred by BTP in the performance of its duties hereunder. Expense reimbursement will be due and payable within ten (10) days of receipt of invoice from BTP.

IV. INDEMNIFICATION. Client shall indemnify BTP against and hold BTP, including without limitation, its officers and employees, harmless from, any and all loss, damage, penalty, liability, cost or expense, including without limitation reasonable attorney fees and expenses, that may be incurred by or asserted against BTP, by
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     reason of any claim, regulatory proceeding or litigation arising from any act done or omitted to be done by any individual or person in connection with or related to BTP's services under this agreement, excepting only a loss, damage, penalty, liability, cost or expense resulting from any act or omission to act resulting from bad faith of BTP. The provisions of this agreement shall survive termination of this agreement.

V. APPLICABLE LAW. This agreement shall be subject to the laws of the Commonwealth of Virginia.



BURTON TECHNOLOGY PARTNERS, LTD.

By: /s/ John F. Burton                                     1/17/97
   -------------------------------------------    ----------------------------
     John F. Burton

BANYAN SYSTEMS, INCORPORATED

By: /s/ Jeffrey Glidden                                    1/22/97
   -------------------------------------------    ----------------------------
Title: Vice President and
       Chief Financial Officer


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